UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2010

NUMOBILE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30949	61-1342734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2520 South Third Street #206
Louisville, KY 40208
(Address of principal executive offices) (zip code)

(502) 636-2807
 (Registrant's telephone number, including area code)

 Copies to:
Andrea Cataneo, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

 (Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2010, NuMobile, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Aubrey C. Brown (the “Investor”), the holder of the Company’s note, dated September 9, 2009 (the “Note”), issued in connection with the Company’s acquisition of Enhance Network Communication, Inc. Pursuant to the Exchange Agreement:

•
The Investor agreed to exchange $500,000 of the outstanding principal amount of the Note (and all accrued but unpaid interest thereon) for 7,500 shares of the Company’s Series D Preferred Stock and 2,500 shares of the Company’s Series E Preferred Stock. Accordingly, pursuant to the Exchange Agreement, the outstanding principal amount of the Note was reduced by $500,000, to $449,600, with respect to the Initial Principal Amount (as defined in the Note, and prior to any repayments agreed to by the Company pursuant to the Exchange Agreement, as noted below), and the Company issued to the Investor 7,500 shares of Series D Preferred Stock and 2,500 shares of Series E Preferred Stock.

•
The Company agreed to repay $50,000 of the outstanding principal amount of the Note on or before May 21, 2010, and an additional $50,000 of the outstanding principal amount of the Note on or before June 30, 2010.

•	The Investor provided an irrevocable power of attorney, with respect to the Investor’s Series D Preferred Stock and Series E Preferred Stock, to James Tilton, the Company’s chief executive officer.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
10.1	Exchange Agreement, dated May 21, 2010, between the Company and the Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMOBILE, INC.

Dated: May 26, 2010	By:	/s/ James Tilton
Name: James Tilton
Title: Chief Executive Officer